EXHIBIT 99.1

Contact:
Doug Farrell
Vice President of Investor Relations
408-731-5285

AFFYMETRIX REPORTS FOURTH QUARTER AND FISCAL YEAR 2012 RESULTS

Santa Clara, Calif.—January 31, 2013—Affymetrix, Inc., (NASDAQ: AFFX) today reported its operating results for the three and twelve months ended December 31, 2012.

Results for the three months ended December 31, 2012:

•	Total revenue was $84.4 million, which excluding eBioscience of $18.1 million, represented a 2% increase from the fourth quarter of 2011.
•	GAAP net loss was $12.3 million, or $0.17 per diluted share, as compared to a net loss of $14.7 million, or $0.21 per diluted share, in the fourth quarter of 2011.
•
Non-GAAP net loss was $1.3 million, or $0.02 per diluted share, as compared to a net loss of $8.3 million, or $0.12 per diluted share, for the fourth quarter of 2011. Please refer to the "Itemized Reconciliation Between GAAP and Non-GAAP Net Loss" for a reconciliation of these GAAP and non-GAAP financial measures.

•
Positive cash flow from operations of $2.0 million and a total balance in cash, cash equivalents and available-for-sale securities of $35.7 million at the end of December 31, 2012, after debt payments of $9.6 million during the quarter.

Product revenue for the fourth quarter of 2012 was $76.4 million and service and other revenue was $8.0 million. This compares to product revenue of $58.7 million and service and other revenue of $6.4 million in the fourth quarter of 2011. Product revenue for the fourth quarter of 2012 included Affymetrix core consumable revenue of $53.1 million, instrument revenue of $5.2 million and revenue from eBioscience of $18.1 million. Product revenue for the fourth quarter of 2011 included Affymetrix core consumable revenue of $54.9 million and instrument revenue of $3.8 million.

Total gross margin was 54%, as compared to 53% in the same period of 2011. Excluding non-GAAP adjustments such as the amortization of step-up in inventory fair value, total margin was 61% in 2012, as compared to 54% in 2011. Please refer to the "Itemized Reconciliation Between GAAP and Non-GAAP Gross Margin" for a reconciliation of these GAAP and non-GAAP financial measures.

For the fourth quarter of 2012, operating expenses were $54.4 million on a GAAP basis as compared to $45.5 million in 2011. Excluding non-GAAP adjustments such as the amortization of acquired intangible assets and non-recurring charges, operating expenses were $48.5 million, compared to an adjusted total of $41.5 million in 2011. The increase reflects the acquisition of eBioscience in June 2012. Please refer to the "Itemized Reconciliation Between GAAP and Non-GAAP Operating Expenses" for a reconciliation of these GAAP and non-GAAP financial measures.

Results for the year ended December 31, 2012:

•	Total revenue was $295.6 million, which excluding eBioscience of $37.0 million, represented a 3% decrease from 2011.
•	GAAP net loss was $10.7 million, or $0.15 per diluted share, as compared to a net loss of $28.2 million, or $0.40 per diluted share, in 2011.
•
Non-GAAP net loss was $6.8 million, or $0.10 per diluted share, as compared to a net loss of $13.0 million, or $0.18 per diluted share, for 2011. Please refer to the "Itemized Reconciliation Between GAAP and Non-GAAP Net Loss" for a reconciliation of these GAAP and non-GAAP financial measures.

•	Positive cash flow from operations of $4.0 million. $11.7 million of debt payments were made during the year.

Product revenue for the year ended December 31, 2012 was $266.1 million and service and other revenue was $29.5 million. This compares to product revenue of $241.3 million and service and other revenue of $26.2 million in 2011. Product revenue for 2012 included Affymetrix core consumable revenue of $210.7 million, instrument revenue of $18.4 million and revenue from eBioscience of $37.0 million. Product revenue for 2011 included Affymetrix core consumable revenue of $225.0 million and instrument revenue of $16.3 million.

Total gross margin was 55%, as compared to 58% in the same period of 2011. Excluding non-GAAP adjustments such as the amortization of step-up in inventory fair value and acquired intangible assets, total margin was 60% in 2012, as compared to 59% in 2011. Please refer to the "Itemized Reconciliation Between GAAP and Non-GAAP Gross Margin" for a reconciliation of these GAAP and non-GAAP financial measures.

For the year ended December 31, 2012, operating expenses were $202.6 million on a GAAP basis as compared to $173.2 million in 2011. Excluding non-GAAP adjustments such as the amortization of acquired intangible assets and non-recurring charges, operating expenses were $175.4 million, compared to an adjusted total of $166.2 million in 2011, with the increase reflecting the eBioscience acquisition in 2012. Please refer to the "Itemized Reconciliation Between GAAP and Non-GAAP Operating Expenses" for a reconciliation of these GAAP and non-GAAP financial measures.

"We had a good finish to 2012, achieving modest growth in our core business during the fourth quarter, which was a very challenging environment for academic spending. Revenue for eBioscience increased by 5% as compared to the fourth quarter of 2011," said Dr. Frank Witney, president & CEO. "Over the last year we have diversified our portfolio, achieved our strategic and revenue goals for our CytoScan product line and demonstrated renewed strength in genotyping with our Axiom platform.  We plan to return to growth and profitability in fiscal 2013."

Recent announcements:

•	In December of 2012, the Company prepaid $9.6 million of its senior-secured debt representing the entire principal due in 2013.
•
Additionally, the Company implemented a corporate restructuring to accelerate its path to profitability. The restructuring is expected to result in annualized savings of approximately $25 million based on 2013 run rates, of which $5 million is in cost-of-goods sold. The Company expects to record a total charge of approximately $7 million, the majority of which will be incurred during the first quarter of 2013 except for $1.8 million which was recognized in 2012.

Affymetrix will host a conference call on January 31, 2013 at 2:00 p.m.  PT to review its operating results for the fourth quarter of and the year ended 2012. A live webcast can be accessed by visiting the Investor Relations section of the Company's website at www.affymetrix.com.  In addition, investors and other interested parties can listen by dialing domestic: (877) 407-8291, international: (201) 689-8345.
A replay of this call will be available from 5:00 p.m. PT on January 31, 2013 until 8:00 p.m. PT on February 8, 2013 at the following numbers: domestic: (877) 660-6853, international: (201) 612-7415. The conference call passcode to access the replay is 406352.  An archived webcast of the conference call will be available under the Investor Relations section of the Company's website.

About Affymetrix
Affymetrix technology is used by the world's top pharmaceutical, diagnostic, and biotechnology companies, as well as leading academic, government, and nonprofit research institutes. More than 2,300 systems have been shipped around the world and more than 48,000 peer-reviewed papers have been published using the technology. Affymetrix is headquartered in Santa Clara, California, and has manufacturing facilities in Cleveland, Ohio, and Singapore. eBioscience is headquartered in San Diego, California and has manufacturing facilities in San Diego and Vienna, Austria. Including eBioscience, the Company has about 1,100 employees worldwide and maintains sales and distribution operations across Europe, Asia and Latin America.

All statements in this press release that are not historical are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act as amended, including statements related to our plans to return to growth and profitability in 2013 and our estimated annualized cost savings as well as other statements regarding Affymetrix's "expectations," "beliefs," "hopes," "intentions," "strategies" or the like.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to: Affymetrix's ability to timely and successfully integrate and realize the anticipated strategic benefits and costs savings or other synergies of the acquisition of eBioscience in a cost-effective manner while minimizing the disruption to its business; risks that eBioscience's future performance may not be consistent with its historical performance; risks relating to Affymetrix's ability to make scheduled payments of the principal of, to pay interest on or to refinance its indebtedness;  risks relating to Affymetrix's ability to successfully develop and commercialize new products, including its ability to successfully develop and commercialize novel molecular solutions based on eBioscience's portfolio of reagents; risks relating to past and future acquisitions, including the ability of Affymetrix to successfully integrate such acquisitions into its existing business; risks of Affymetrix's ability to achieve and sustain higher levels of revenue, higher gross margins and reduced operating expenses; risks relating to Affymetrix's ability to generate cash after interest and principal payments; uncertainties relating to technological approaches; risks associated with manufacturing and product development; personnel retention; uncertainties relating to cost and pricing of Affymetrix products; dependence on collaborative partners; uncertainties relating to sole-source suppliers; uncertainties relating to FDA and other regulatory approvals; competition; risks relating to intellectual property of others and the uncertainties of patent protection and litigation. These and other risk factors are discussed in Affymetrix's Annual Report on Form 10-K for the year ended December 31, 2011, and other SEC reports. Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

In addition to providing financial measures based on generally accepted accounting principles in the United States (GAAP), Affymetrix has disclosed in this press release its net loss and net loss per share as well as its total gross margin and operating expenses for the fourth quarter of and fiscal year ended 2012 excluding specified certain items. Reconciliation of GAAP to non-GAAP measures can be found in the tables included in this press release. Affymetrix has determined to disclose this financial information to investors because it believes it will be useful, as a supplement to GAAP measures, in comparing Affymetrix's operating performance in the fourth quarter of and year ended 2012 to the prior-year period. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

PLEASE NOTE:
Affymetrix, the Affymetrix logo, GeneChip, and all other trademarks are the property of Affymetrix, Inc.

- Financial Charts to Follow -

AFFYMETRIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	December 31,	December 31,
	2012	2011
	(Unaudited)	(See Note 1)
ASSETS:
Current assets:
Cash and cash equivalents	$25,671	$201,937
Restricted cash	699	692
Available-for-sale securities—short-term portion	9,366	7,937
Accounts receivable, net	53,893	44,021
Inventories—short-term portion	72,691	42,851
Deferred tax assets—short-term portion	359	364
Property and equipment, net—held for sale	-	9,000
Prepaid expenses and other current assets	10,126	7,785
Total current assets	172,805	314,587
Available-for-sale securities—long-term portion	-	54,501
Property and equipment, net	28,663	30,583
Inventories—long-term portion	11,772	-
Goodwill	159,736	-
Intangible assets, net	152,718	29,525
Deferred tax assets—long-term portion	3,394	450
Other long-term assets	15,206	8,369
Total assets	$544,294	$438,015

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$50,355	$44,774
Convertible notes—short-term portion	3,855	-
Term loan—short-term portion	12,713	-
Deferred revenue—short-term portion	8,498	9,852
Total current liabilities	75,421	54,626
Deferred revenue—long-term portion	3,450	3,959
Convertible notes	105,000	95,469
Term loan—long-term portion	60,563	-
Other long-term liabilities	22,689	9,127
Stockholders' equity:
Common stock	710	704
Additional paid-in capital	759,549	750,332
Accumulated other comprehensive income	6,302	2,492
Accumulated deficit	(489,390)	(478,694)
Total stockholders' equity	277,171	274,834
Total liabilities and stockholders' equity	$544,294	$438,015

Note 1:	The condensed consolidated balance sheet at December 31, 2011 has been derived from the audited consolidated financial statements at that date included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

AFFYMETRIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
REVENUE:
Product sales	$76,382	$58,665	$266,063	$241,273
Services and other	7,967	6,439	29,560	26,201
Total revenue	84,349	65,104	295,623	267,474
COSTS AND EXPENSES:
Cost of product sales	34,354	26,902	116,261	97,815
Cost of services and other	4,817	3,510	15,874	13,137
Research and development	14,464	16,697	57,881	63,591
Selling, general and administrative	38,102	28,770	142,853	109,572
Restructuring charges	1,845	-	1,845	-
Total costs and expenses	93,582	75,879	334,714	284,115
Loss from operations	(9,233)	(10,775)	(39,091)	(16,641)
Interest income and other, net	1,367	(2,753)	(265)	(6,302)
Interest expense	3,002	947	7,193	3,813
Loss before income taxes	(10,868)	(14,475)	(46,549)	(26,756)
Income tax provision (benefit)	1,401	264	(35,853)	1,405
Net loss	$(12,269)	$(14,739)	$(10,696)	$(28,161)

Basic and diluted net loss per common share	$(0.17)	$(0.21)	$(0.15)	$(0.40)

Shares used in computing basic and diluted net loss per common share	70,657	69,889	70,300	70,877

AFFYMETRIX, INC.
RESULTS OF OPERATIONS – NON-GAAP
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET LOSS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
GAAP net loss - basic and diluted	$(12,269)	$(14,739)	$(10,696)	$(28,161)
Amortization of inventory fair value adjustment	4,589	-	9,444	-
Amortization of acquired intangible assets	4,929	1,544	12,848	6,176
Acquisition-related transaction costs	53	2,936	6,146	2,936
Acquisition-related integration costs	543	-	2,084	-
Share-based compensation charge related to acquisition	-	-	8,265	-
Income tax benefit related to acquisition	-	-	(37,462)	-
Gain on sale of product line	(514)	-	(514)	-
(Recovery) impairment of held-for-sale property, net	(508)	1,710	3,492	1,710
Restructuring charges	1,845	-	1,845	-
(Recovery) provision of note receivable	-	-	(2,215)	2,215
Impairment of financial instruments	-	223	-	2,123
Non-GAAP net loss - basic and diluted	$(1,332)	$(8,326)	$(6,763)	$(13,001)

Basic and diluted net loss per common share	$(0.02)	$(0.12)	$(0.10)	$(0.18)

Shares used in computing basic and diluted net loss per common share	70,657	69,889	70,300	70,877

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP GROSS MARGIN

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2012		2011		2012		2011
GAAP total gross margin	$45,178	54%	$34,692	53%	$163,488	55%	$156,522	58%
Amortization of inventory fair value adjustment	4,589	5%	-	0%	9,444	3%	-	0%
Amortization of acquired intangible assets	1,500	2%	533	1%	4,031	2%	2,132	1%
Non-GAAP total gross margin	$51,267	61%	$35,225	54%	$176,963	60%	$158,654	59%

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP OPERATING EXPENSES

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Total GAAP operating expenses	$54,411	$45,467	$202,579	$173,163
Amortization of acquired intangible assets	(3,429)	(1,011)	(8,817)	(4,044)
Acquisition-related transaction costs	(53)	(2,936)	(6,146)	(2,936)
Acquisition-related integration costs	(543)	-	(2,084)	-
Share-based compensation charge related to acquisition	-	-	(8,265)	-
Restructuring charges	(1,845)	-	(1,845)	-
Total non-GAAP operating expenses	$48,541	$41,520	$175,422	$166,183